UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 15, 2013
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware    0-27275    04-3432319
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer Identification No.)
of Incorporation)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)     (Zip Code)
Registrant's telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the annual meeting of stockholders of Akamai Technologies, Inc. (the “Company” or “Akamai”) held on May 15, 2013 (the “Annual Meeting”), the Company's stockholders approved the Akamai Technologies, Inc. 2013 Stock Incentive Plan (the “2013 Plan”); the 2013 Plan had previously been adopted by the Company's Board of Directors subject to stockholder approval.

The following brief description of the 2013 Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

The 2013 Plan allows for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2013 Plan for the sum of (i) up to 8,000,000 shares of our common stock; (ii) the number of shares of common stock that were available for grant under the Akamai Technologies, Inc. 2009 Stock Incentive Plan immediately prior to stockholder approval of the 2013 Plan; and (iii) any shares of common stock subject to awards that are currently outstanding under existing equity incentive plans that are terminated, cancelled, surrendered or forfeited.

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the 2013 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its majority owned subsidiaries. The 2013 Plan is administered by the Company's Board of Directors. Under the terms of the 2013 Plan, the Board of Directors may delegate authority under the 2013 Plan to one or more committees or subcommittees of the board of directors. The Board of Directors has authorized the Compensation Committee (the “Committee”) to administer certain aspects of the 2013 Plan, including the granting of awards to executive officers. In addition, as permitted by the terms of the 2013 Plan, the Board of Directors has delegated to the Chief Executive Officer of the Company, as a committee of one director, the authority to grant equity awards to non-executive employees in accordance with guidelines established by the Committee.

The Board of Directors or the Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish sub plans or procedures under the 2013 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, five items of business were acted upon by stockholders. There were 178,452,433 shares of Akamai's common stock eligible to vote, and 155,438,248 shares present in person or by proxy at the Annual Meeting.
1.     The following nominees were elected to the Company's Board of Directors as Class II directors for terms expiring at the 2016 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Pamela Craig	131,947,823	3,668,802	323,096	19,498,527
F. Thomson Leighton	130,569,719	5,088,086	281,916	19,498,527
Paul Sagan	129,949,806	5,710,775	279,140	19,498,527
Naomi Seligman	130,408,537	5,207,823	323,361	19,498,527

Following the Annual Meeting, Frederic Salerno, having a term expiring in 2014, and George Conrades, Martin Coyne, Jill Greenthal and Geoffrey Moore, each having terms expiring in 2015, continued in office.
2.    The 2013 Plan was approved.

For:	125,037,010
Against:	10,570,627
Abstain:	332,084
Broker Non-Votes:	19,498,527

3a.    A proposed amendment to the Company's Certificate of Incorporation to declassify the Board of Directors, which required the affirmative vote of the holders of not less than 75% of outstanding shares of the Company's common stock, was not approved based upon the following vote:

For:	130,508,529
Against:	390,878
Abstain:	5,040,314
Broker Non-Votes:	19,498,527

3b.    A proposed amendment to the Company's Certificate of Incorporation to provide for director removal without cause following the declassification of the Board of Directors, which required the affirmative vote of the holders of not less than 75% of outstanding shares of the Company's common stock, was not approved based upon the following vote:

For:	130,439,626
Against:	467,526
Abstain:	5,032,569
Broker Non-Votes:	19,498,527

3c.    A proposed amendment to the Company's Certificate of Incorporation to eliminate the supermajority voting requirement for amending or repealing Article TENTH of the Certificate of Incorporation, which required the affirmative vote of the holders of not less than 75% of outstanding shares of the Company's common stock, was not approved based upon the following vote:

For:	130,820,259
Against:	224,507
Abstain:	4,894,955
Broker Non-Votes:	19,498,527

4. A non-binding, advisory proposal to approve the compensation of the Company's named executive officers was approved.

For:	129,840,195
Against:	5,738,974
Abstain:	360,552
Broker Non-Votes:	19,498,527
5. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013 was ratified.

For:	152,424,679
Against:	2,599,408
Abstain:	414,161
Broker Non-Votes:	—

Item 9.01 Financial Statements and Exhibits

99.1    Akamai Technologies, Inc. 2013 Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Akamai Technologies, Inc. 2013 Stock Incentive Plan